UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

QUINCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Gateway Boulevard, Suite 1250 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(415) 910-5717

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Previously, on October 20, 2024, Quince Therapeutics, Inc. (the “Company”), entered into an Accession, Amendment, and Restatement Agreement to the Finance Contract dated July 24, 2020, by and between the Company, EryDel Italy, Inc., EryDel US, Inc., EryDel USA, Inc., EryDel S.p.A., and the European Investment Bank, in respect of an unsecured credit facility (the “EIB Facility”).

On September 25, 2025, the Company entered into an amendment to the EIB Facility (the “Amendment”), providing that (i) for the period from January 1, 2026 to March 31, 2026 (the “Amendment Period”), the Company’s required minimum cash balance will be reduced from EUR 14,650,000 to EUR 5,000,000 and (ii) during the Amendment Period, out of the overall 9% Deferred Interest Rate (as defined in the EIB Facility) due in respect of Tranche A and Tranche B under the EIB Facility, 1% will be converted into Fixed Rate (as defined in the EIB Facility) to be paid on March 31, 2026 in respect of Tranche A and Tranche B.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Quarterly Report on Form 10-Q for the period ending September 30, 2025.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINCE THERAPEUTICS, INC.

Date: September 26, 2025	By:	/s/ Dirk Thye
	Name:	Dirk Thye
	Title:	Chief Executive Officer and Chief Medical Officer